UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2004

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, CA		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2004, Avanir Pharmaceuticals (the "Company") entered into Retention Agreements with eight key employees (the "Employees"). The form of Retention Agreement (the "Agreement") and a list of the Employees is attached hereto as Exhibit 99.1. The Agreement provides certain severance benefits to each respective Employee if his or her employment is terminated following a "change of control" (as defined) of the Company. These severance benefits will be paid only if: (i) the change of control occurs prior to September 30, 2005, (ii) the termination of employment occurs within 12 months following the change of control, and (iii) the termination was without "cause" or was a "resignation for good reason" (as such terms are defined). If these conditions are met for a given Employee, he or she will receive severance payments equal to twelve months of base salary, plus an amount equal to the aggregate bonus payment(s) received by such Employee in the Company's preceding fiscal year. Additionally, he or she will have the ability to extend the exercise period of outstanding stock option awards, such that they will remain exercisable for 12 months from the date of termination.

Item 3.02. Unregistered Sales of Equity Securities.

On September 17, 2004, Avanir Pharmaceuticals (the "Company") closed a transaction pursuant to which it issued 1,036,807 shares of Class A common stock (the "Shares") to Ciblex Corporation ("Ciblex"). The Shares were issued in connection with an amendment to that certain Technology Acquisition Agreement, dated August 8, 2001, by and between the Company and Ciblex (the "Agreement"). Under the Agreement, the Company previously acquired from Ciblex the exclusive commercial rights to Ciblex's macrophage migration inhibitory factor (MIF) technology. Upon issuing the Shares and amending the Agreement, the Company was relieved of its future obligations to pay Ciblex up to $9 million in cash milestone payments under the Agreement, leaving only a royalty obligation in the event of product sales.

The Shares were issued in a private placement transaction that was exempt from registration under Section 4(2) of the Securities Act of 1933 (the "Securities Act") and pursuant to Rule 506 under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

Exhibit: 9.01
Description: Form of Retention Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals (Registrant)

September 21, 2004	By:	Gregory P. Hanson

Name: Gregory P. Hanson
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

EX-99.1	Form of Retention Agreement